Exhibit 99.(n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Pre-Effective Amendment to Registration Statement on Form N-2 of our report dated August 26, 2025, relating to the financial statements of Calamos Aksia Hedged Strategies Fund, as of August 19, 2025, and for the period March 21, 2025 (organization date) to August 19, 2025, and to the references to our firm under the heading “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.

Cohen & Company, Ltd.

Philadelphia, Pennsylvania

August 26, 2025

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Pre-Effective Registration Statement on Form N-2 of our report dated May 5, 2025, relating to the consolidated financial statements of Calamos Aksia Hedge Fund Access Core Alpha LP, for the period June 1, 2024 (commencement of operations) through December 31, 2024, and to the references to our firm under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.

Cohen & Company, Ltd.

Philadelphia, Pennsylvania

August 26, 2025